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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K



                                Current Report


                       Pursuant to Section 15(d) of the
                       Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): May 21, 1997



                            WALL STREET DELI, INC.
            (Exact name of registrant as specified in its Charter)


DELAWARE                           0-11271                    63-0514240
(State of Incorporation)    (Commission File Number)    (IRS Employer I.D. No.)



                      400 Century Park South, Suite 116
                          Birmingham, Alabama 35226
                   (Address of principal executive offices)



                                (205) 822-3960
                       (Registrant's telephone number)
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Item 5.  Other Events

        Wall Street Deli, Inc. announced on May 21, 1997 that its board of directors has authorized the repurchase of up to 100,000 shares of the Company's common stock. Purchases are to be made from time to time in the open market or directly from shareholders at prevailing market prices. The shares purchased will be used to fund employee benefit plans, for possible future acquisitions and for other general corporate purposes. Wall Street Deli, Inc. has approximately 3,156,000 shares of common stock outstanding.

        The statement in this report that are not historical fact are forward-looking statements that involve risks and uncertainties including but not limited to market conditions and changes in the economy, as well as numerous future developments that may affect the Company, its employee benefit plans, and financial and other business operations in general, as well as other risks detailed in the Company's 10-Q for the quarter ended March 29, 1997, and other filings with the Securities and Exchange Commission.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         WALL STREET DELI, INC.


Dated: May 27, 1997                      /s/ LOUIS C. HENDERSON, JR.
                                         ---------------------------
                                         Louis C. Henderson, Jr.
                                         President and Chief Executive Officer